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                                                                    EXHIBIT 23.1


                         [Letterhead of BDO Almagor & Co.]


                          CONSENT OF INDEPENDENT AUDITORS




As independent public accountants, we hereby consent to the inclusion of our report dated February 19, 1998 with respect to the consolidated financial statements of Teledata Communications, Ltd. in the Form 8-K/A filed by ADC Telecommunications, Inc. on or about January 13, 1999. We acknowledge that such financial statements may be incorporated into other filings made by ADC Telecommunications, Inc.


/s/ Almagor & Co.
Almagor & Co.
Certified Public Accountants (Isr.)

Ramat-Gan, Israel
January 11, 1999